Exhibit 99.1

Genie Energy Announces Third Quarter Results

Reports record third-quarter gross profit, net income and Adjusted EBITDA1

Acquired site rights to build up to 64MW (megawatts) of solar projects

Newark, NJ – November 7, 2022: Genie Energy, Ltd. (NYSE: GNE, GNEPRA), a leading retail energy and renewable energy solutions provider, today announced results for its third quarter ended September 30, 2022.

“We reported record third quarter profit metrics driven by strength in Genie Retail Energy (GRE), our domestic retail energy business,” said Michael Stein, chief executive officer. “GRE continued to outperform in a volatile energy price environment. We were well-positioned with our customer book and hedges heading into the quarter and were able to drive a 54% gross margin and generate nearly $28 million in Adjusted EBITDA. Genie Renewables (GREW) also made excellent progress in our solar business, acquiring site rights to 64MW of solar projects and advancing them through their permitting processes.

“Given the challenging environment in the European energy market, we determined that the risk was beyond our acceptable tolerances. As a result, we exited our remaining international retail operations and no longer serve customers in Scandanavia.* Finally, building on our strong domestic operational performance, we returned $3.2 million in capital to shareholders via redemption of preferred stock and payments of our regular quarterly common and preferred stock dividends.”

*	Genie Retail Energy International (GREI) results are classified as discontinued operations in the third quarter of 2022 and for all prior periods presented.

Third Quarter 2022 Highlights (versus 3Q21 unless otherwise noted; excludes GREI for all periods)

●	Revenue decreased 7.3% to $81.3 million from $87.7 million;

●	Gross profit increased 24.7% to $43.1 million from $34.6 million, and gross margin increased to 53.1% from 39.5%, driven by strength at GRE;

●	Income from operations increased 34.8% to $23.5 million from $17.5 million;

●	Adjusted EBITDA[1] increased 35.2% to $24.5 million from $18.1 million;

●	GRE generated income from continuing operations and Adjusted EBITDA of $27.4 million and $27.7 million, compared to $19.7 million and $20.0 million, respectively;

●	Net income from continuing operations attributable to GNE common stockholders increased to $18.3 million, and diluted income per share (EPS) increased to $0.70, compared to a loss of $2.7 million and net loss per share of $0.10, respectively;

●	Cash, restricted cash and marketable equity securities increased to $87.7 million at September 30, 2022, from $67.2 million at June 30, 2022;

●	Declared a $0.075 quarterly dividend for class A and B common stockholders;

●	Redeemed $1 million of preferred stock.

Select Financial Metrics: 2022 versus 2021 as of 9/30/22*

(in $M except for EPS)	3Q22	3Q21	Change		YTD 2022	YTD 2021	Change
Total Revenue	$81.3	$87.7	(7.3)%		$234.2	$254.1	(7.8)%
Genie Retail - US (GRE)	$79.9	$86.3	(7.4)%		$227.0	$244.0	(7.0)%
Electricity	$73.8	$82.8	(10.9)%		$186.2	$218.1	(14.6)%
Natural Gas	$6.2	$3.5	75.0%		$40.8	$25.9	57.5%
Genie Renewables	$1.4	$0.9	2.2%		$7.2	$6.2	16.5%
Gross Margin	53.1%	39.5%	1360	bps	51.3%	26.7%	2455	bps
Genie Retail - US (GRE)	54.1%	39.6%	1453	bps	27.6%	24.7%	394	bps
Genie Renewables	(6.3)%	34.0%	(4029	)bps	17.5%	40.4%	(2298	)bps
Income (Loss) from Operations	$23.5	$17.5	34.8%		$62.3	$18.3	240.7%
Operating Margin	29.0%	19.9%	903	bps	26.6%	(5.1)%	3168	bps
Net Income (Loss) Attributable to Discontinued Operations	$(1.5)	$(10.9)	(86.6)%		$25.9	$(17.0)	nm
Net Income (Loss) Attributable to GNE Common Stockholders	$18.3	$(2.7)	nm		$69.7	$(0.0)	nm
Diluted Earnings (Loss) Per Share	$0.70	$(0.10)	nm		$2.65	$(0.00)	nm
Adjusted EBITDA[1]	$24.5	$18.1	35.2%		$64.7	$20.4	nm
Cash Flow from Continuing Operating Activities	$22.5	$0.3	nm		$44.9	$(0.9)	nm

nm = not measurable/meaningful

*	Numbers	may not add due to rounding

**	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results

[1]	Adjusted EBITDA for all periods presented is a non-GAAP measure intended to provide useful information that supplements the core operating results in accordance with GAAP of Genie Energy or the relevant segment. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Adjusted EBITDA, as well as reconciliations to its most directly comparable GAAP measure.

Select Business Metrics: 2022 versus 2021 (as of quarters ended on September 30)**

Units in 1000s	3Q22	3Q21	Change
Retail Performance Metrics:
Genie Retail - US (GRE)	251	336	(25.3)%
Electricity	174	276	(37.0)%
Natural Gas	77	60	28.1%
Meters in 1000s units
Genie Retail - US (GRE)	271	361	(25.0)%
Electricity	193	289	(33.0)%
Natural Gas	77	72	7.3%
Gross Adds	34	47	(27.7)%
Churn***	4.7%	4.0%	70	bps

**	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results

***	Excludes expiration of low margin aggregation deals

Segment Highlights

Genie Retail Energy (GRE)

GRE delivered record third quarter gross profit, income from operations, and Adjusted EBITDA, highlighted by strong margins in its retail book. Electric per meter consumption declined moderately versus the year-ago quarter but remained solidly above pre-COVID levels. As in prior quarters, GRE moderated customer acquisition to maximize the value of its portfolio, given the ongoing market volatility.

Sequentially, RCEs and meters served decreased by 11,000 and 9,000 to 251,000 and 271,000, respectively, as of September 30, 2022. Average monthly churn increased to 4.7% from 4.0% in the year-ago quarter and from 4.4% in the second quarter of 2022.

Genie Renewables (GREW)

Genie Solar Energy continued building solar projects for large commercial customers and is on track to continue recognizing additional revenue from its growing backlog of projects.

As previously disclosed, GREW is also building a portfolio of company-owned and/or controlled solar generation fields. In that regard, the Company achieved site control on multiple projects totaling 64MW of generation capacity.

Balance Sheet and Cash Flow Highlights

On September 30, 2022, Genie Energy reported $259.9 million in total assets. Liabilities totaled $97.7 million, and working capital (current assets less current liabilities) totaled $128.5 million. Non-current liabilities were $11.7 million.

For the quarter ended September 30, 2022, net cash provided by operating activities was $25.6 million compared to $6.0 million a year ago.

Strategic Update and Commentary on the Balance of 2022

GRE will continue monitoring the U.S. retail energy markets for customer acquisition opportunities. As volatility either moderates or becomes more palatable to customers, GRE expects to recalibrate its customer acquisition and retention programs to generate growth in its customer book.

On October 12, 2022, Genie announced that, on November 15, 2022, it would redeem 986,400 shares of its Preferred Stock for an aggregate cost of approximately $8.3 million. After this redemption, Genie Energy will have 983,358 shares of Preferred Stock outstanding with an aggregate stated value of $8.4 million.

Stein commented, “We expect energy prices to remain volatile as we head into the Winter months, but we continue to be well-positioned from a risk management position and will return to customer acquisition mode on a market-by-market basis when the risk/reward balance is favorable. Additionally, we expect to receive all approvals necessary to begin construction on our first wholly-owned and operated solar generation project this quarter. Finally, we continue to redeem our preferred stock to enhance our flexibility to invest future cash-flows in value creation initiatives, including pursuing additional growth opportunities in our renewables business.”

Trended Financial Information:*

(in $M except for EPS, RCE and Meters)**	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	2019	2020	2021	YTD 2022
Total Revenue	$96.3	$70.1	$87.7	$69.2	$85.9	$66.9	$81.3	$315.3	$338.4	$323.3	$234.2
Genie Retail - US (GRE)	$90.7	$67.0	$86.3	$67.9	$83.9	$63.2	$79.9	$286.6	$304.4	$311.8	$244.0
Electricity	$73.4	$61.9	$82.8	$54.9	$59.4	$53.1	$73.8	$246.7	$270.9	$273.0	$186.2
Natural Gas	$17.3	$5.1	$3.5	$12.9	$24.5	$10.1	$6.2	$39.9	$33.6	$38.8	$40.8
Genie Renewables	$2.5	$2.3	$1.3	$1.3	$2.0	$3.8	$1.4	$12.1	$25.2	$7.5	$7.2
Gross Margin	14.4%	27.8%	39.5%	34.3%	54.8%	44.5%	53.1%	26.3%	27.0%	28.3%	51.3%
Genie Retail - US (GRE)	16.5%	16.5%	16.5%	16.5%	16.5%	16.5%	16.5%	28.1%	29.0%	29.1%	52.3%
Genie Renewables	44.9%	39.4%	34.0%	21.5%	25.7%	21.6%	-6.3%	15.7%	8.8%	37.1%	17.5%
Income (loss) from Operations	$(3.2)	$4.0	$17.5	$5.8	$27.0	$11.8	$23.5	$9.8	$23.1	$24.1	$62.3
Operating Margin	-3.3%	5.7%	19.9%	8.4%	31.4%	17.6%	29.0%	3.1%	6.8%	7.5%	26.6%
Net Income (Loss) Attributable to Discontinued Operations	$(3.4)	$(2.7)	$(10.9)	$28.7	$(1.9)	$29.3	$(1.5)	$9.8	$(0.5)	$11.7	$25.9
Net Income (Loss) Attributable to GNE Common Stockholders	$(2.4)	$5.0	$(2.7)	$27.6	$17.5	$33.9	$18.3	$9.8	$11.7	$27.5	$69.7
Diluted Earnings (Loss) Per Share	$(0.09)	$0.19	$(0.10)	$1.06	$0.67	$1.30	$0.70	$0.10	$0.44	$1.06	$2.65
Adjusted EBITDA	$(2.4)	$4.7	$18.1	$7.3	$28.0	$12.2	$24.5	$10.1	$26.6	$27.8	$64.7
GRE Retail Performance Metrics
RCEs	347	330	336	260	260	263	251	307	337	260	nm
Electricity	291	272	276	189	182	185	174	246	284	189	nm
Natural Gas	56	58	60	71	78	77	77	61	53	71	nm
Meters	373	361	361	285	286	280	271	369	368	285	nm
Electricity	308	292	289	210	209	203	193	296	303	210	nm
Natural Gas	65	69	72	75	77	77	77	73	65	75	nm
Gross Adds	62	35	46	33	44	34	33	308	212	177	112
Churn***	4.9%	3.8%	4.0%	6.2%	4.5%	4.4%	4.7%	5.3%	4.4%	4.5%	4.5%

nm = not measurable/meaningful

*	Numbers may not add due to rounding

**	GREI operations have been classified as a discontinued operation and its results excluded from current and historical results

***	Excludes expiration of low margin aggregation deals

Dividend on Genie Energy Common Stock

Genie Energy’s Board of Directors has declared a dividend of $0.075 per share of Class A and Class B common stock with a record date of November 14, 2022. The dividend will be paid on or about November 21, 2022. The distribution will be treated as an ordinary dividend for income tax purposes.

Earnings Announcement and Supplemental Information

At 8:30 AM Eastern today, Genie’s management will host a conference call to discuss financial and operational results, business outlook, and strategy. The call will begin with management’s remarks, followed by Q&A with investors.

To participate in the conference call, dial 1-877-545-0523 (toll-free from the U.S.) or 1-973-528-0011 (international) and provide the following participant access code: 643413.

Approximately three hours after the call, a call replay will be accessible by dialing 1-877-481-4010 (toll-free from the U.S.) or 1-919-882-2331 (international) and providing the replay passcode: 46970. The replay will remain available through November 21, 2022. A recording of the call also will be available for playback on the “Investors” section of the Genie Energy website.

About Genie Energy Ltd.

Genie Energy Ltd., (NYSE: GNE, GNEPRA) is a retail energy and renewable energy solutions provider. The Genie Retail Energy division supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Renewables division is a vertically-integrated provider of commercial, community, and utility-scale solar energy solutions. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:

Brian Siegel IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$81,705	$93,568
Restricted cash—short-term	5,555	6,657
Marketable equity securities	471	1,336
Trade accounts receivable, net of allowance for doubtful accounts of $4,448 and $6,139 at September 30, 2022 and December 31, 2021, respectively	43,524	41,309
Inventory	18,517	17,720
Prepaid expenses	7,806	4,164
Other current assets	8,156	2,354
Current assets of discontinued operations	48,863	33,237
Total current assets	214,597	200,345
Goodwill	9,998	9,998
Other intangibles, net	3,232	3,530
Deferred income tax assets, net	5,203	5,203
Other assets	12,975	9,217
Noncurrent assets of discontinued operations	13,851	1,172
Total assets	$259,856	$229,465
Liabilities and equity
Current liabilities:
Trade accounts payable	18,783	14,541
Accrued expenses	41,803	38,005
Income taxes payable	17,521	9,512
Due to IDT Corporation, net	135	532
Other current liabilities	2,150	1,732
Current liabilities of discontinued operations	5,731	51,970
Total current liabilities	86,123	116,292
Other liabilities	2,159	1,946
Noncurrent liabilities of discontinued operations	9,502	438
Total liabilities	97,784	118,676
Commitments and contingencies	—	—
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares—10,000:
Series 2012-A, designated shares—8,750; at liquidation preference, consisting of 1,970 and 2,322 shares issued and outstanding at September 30, 2022 and December 31, 2021	16,743	19,743
Class A common stock, $0.01 par value; authorized shares—35,000; 1,574 shares issued and outstanding at September 30, 2022 and December 31, 2021	16	16
Class B common stock, $0.01 par value; authorized shares—200,000; 27,003 and 26,620 shares issued and 24,313 and 24,615 shares outstanding at September 30, 2022 and December 31, 2021, respectively	270	266
Additional paid-in capital	145,552	143,249
Treasury stock, at cost, consisting of 2,690 and 2,005 shares of Class B common stock at September 30, 2022 and December 31, 2021	(18,852)	(14,034)
Accumulated other comprehensive (loss) income	(3,075)	3,160
Retained earnings (accumulated deficit)	34,782	(29,115)
Total Genie Energy Ltd. stockholders’ equity	175,436	123,285
Noncontrolling interests	(13,364)	(12,496)
Total equity	162,072	110,789
Total liabilities and equity	$259,856	$229,465

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
Revenues:
Electricity	$73,764	$82,801	$186,207	$222,005
Natural gas	6,153	3,516	40,754	25,878
Other	1,368	1,338	7,189	6,177
Total revenues	81,285	87,655	234,150	254,060
Cost of revenues	38,142	53,049	114,082	186,152
Gross profit	43,143	34,606	120,068	67,908
Operating expenses and losses:
Selling, general and administrative (i)	19,605	17,143	57,796	49,628
Income from operations	23,538	17,463	62,272	18,280
Interest income	194	8	259	28
Interest expense	(33)	(99)	(135)	(311)
Unrealized gain (loss) on marketable equity securities and investments	57	(5,312)	(742)	1,710
Gain on sale of subsidiary	—	—	—	4,226
Other income (loss), net	156	35	(712)	482
Income before income taxes	23,912	12,095	60,942	24,415
Provision for income taxes	(6,482)	(3,498)	(16,791)	(7,149)
Net income from continuing operations	17,430	8,597	44,151	17,266
Loss (income) from discontinued operations, net of taxes	(1,459)	(10,914)	25,929	(16,991)
Net income (loss)	15,971	(2,317)	70,080	275
Net (loss) income attributable to noncontrolling interests	(2,797)	(31)	(1,056)	(821)
Net income (loss) attributable to Genie Energy Ltd.	18,768	(2,286)	71,136	1,096
Dividends on preferred stock	(454)	(370)	(1,448)	(1,111)
Net income (loss) attributable to Genie Energy Ltd. common stockholders	$18,314	$(2,656)	$69,688	$(15)

Amounts attributable to Genie Energy Ltd. common stockholders
Income from continuing operations	$22,259	$8,643	$48,368	$17,303
(Loss) income from discontinued operations	(3,945)	(11,299)	21,320	(17,318)
Net income (loss) attributable to Genie Energy Ltd. common stockholders	$18,314	$(2,656)	$69,688	(15)

Earnings per share attributable to Genie Energy Ltd. common stockholders:
Basic:
Income from continuing operations	$0.88	$0.34	$1.89	$0.67
(Loss) income from discontinued operations	(0.15)	(0.44)	0.83	(0.67)
Net income (loss) attributable to Genie Energy Ltd. common stockholders	$0.73	$(0.10)	$2.72	$(0.00)
Diluted
Income from continuing operations	$0.85	$0.34	$1.84	$0.67
(Loss) income from discontinued operations	(0.15)	(0.44)	0.81	(0.67)
Net income (loss) attributable to Genie Energy Ltd. common stockholders	$0.70	$(0.10)	$2.65	$0.00

Weighted-average number of shares used in calculation of earnings per share:
Basic	25,233	25,514	25,623	25,867
Diluted	26,205	25,514	26,261	25,867

Dividends declared per common share	$0.075	$0.225	$—	$—
(i) Stock-based compensation included in selling, general and administrative expenses	$713	$504	$2,232	$1,597

GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(in thousands)
Operating activities
Net income	$70,080	$275
Net income (loss) from discontinued operations, net of tax	25,929	(16,991)
Net income from continuing operations	44,151	17,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	288	343
Deferred income taxes	—	2,880
Provision for doubtful accounts receivable	2,116	1,372
Unrealized loss (gain) marketable equity securities and investment	742	(1,710)
Stock-based compensation	2,232	1,597
Equity in the net loss (income) in equity method investees	91	(215)
Gain on sale of subsidiaries	—	(4,226)
Change in assets and liabilities:
Trade accounts receivable	(4,331)	(12,427)
Inventory	(797)	(6,718)
Prepaid expenses	(3,641)	(1,713)
Other current assets and other assets	(6,084)	(8,829)
Trade accounts payable, accrued expenses and other current liabilities	2,570	7,337
Due to IDT Corporation	(398)	(148)
Income taxes payable	8,009	4,263
Net cash provided by (used in) operating activities of continuing operations	44,948	(928)
Net cash used in discontinued operations	8,150	1,014
Net cash provided by operating activities	53,098	86
Investing activities
Capital expenditures	(1,058)	(158)
Proceeds from the sale of subsidiary, net of cash disposed	—	4,550
Investment in notes receivables with related party	(1,505)	—
Purchase of marketable equity securities and other investments	(1,300)	(1,750)
Repayment of notes receivable	19	14
Net cash (used in) provided by investing activities of continuing operations	(3,844)	2,656
Net cash used in investing activities of discontinued operations	(43,941)	—
Net cash (used in) provided by investing activities	(47,785)	2,656
Financing activities
Dividends paid to Class A and Class B common stock stockholders	(1,104)	—
Dividends paid to preferred stock stockholders	(5,790)	(1,111)
Repurchases of Class B common stock from employees	(409)	(236)
Repurchase of Class B common stock	(4,414)	(3,847)
Redemption of preferred stock	(3,000)	—
Net cash used in by financing activities	(14,717)	(5,194)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(15)	(221)
Net decrease in cash, cash equivalents, and restricted cash	(9,419)	(2,673)
Cash, cash equivalents, and restricted cash at beginning of period	102,149	43,184
Cash, cash equivalents and restricted cash (including discontinued operations) at end of the period	92,730	40,511
Less: Cash of discontinued operations at end of period	5,470	3,910
Cash, cash equivalents, and restricted cash (excluding discontinued operations) at end of period	$87,260	$36,601

Reconciliation of Non-GAAP Financial Measure for the Third Quarter 2022

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy disclosed Adjusted EBITDA on a consolidated basis and for GRE. Adjusted EBITDA is a non-GAAP measure.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie’s measure of consolidated Adjusted EBITDA starts with net income and adds back interest, taxes, depreciation, amortization, stock-based compensation and impairment of assets and subtracts out equity in the net loss of equity method investees, net. Genie’s measure of segment-level Adjusted EBITDA starts with income (loss) from operations and adds back depreciation, amortization, and stock-based compensation and subtracts out impairment of assets and equity in the net loss of equity method investees, net.

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Management believes that Genie’s measure of Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses that may not be indicative of Genie’s or GRE’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision-making.

Management also uses Adjusted EBITDA to evaluate operating performance in relation to Genie’s competitors. Disclosure of this non-GAAP financial measure may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA as well as the GAAP measures revenue, gross profit, and income (loss) from operations, as well as net income (loss), on a consolidated level to facilitate internal and external comparisons to Genie’s historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Genie’s operating results exclusive of depreciation and amortization are therefore useful indicators of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

Impairment of goodwill is a component of (loss) income from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of goodwill is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie’s continuing operations.

Following are the reconciliations of Adjusted EBITDA on a consolidated basis to its most directly comparable GAAP measure. Adjusted EBITDA is reconciled to net income for Genie Energy on a consolidated basis and for GRE.

Non-GAAP Reconciliation - Consolidated Adjusted EBITDA

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	2020	2021	9 Mos 2022
Income (loss) from Operations	$(3.2)	$4.0	$17.5	$5.8	$27.0	$11.8	$23.5	$23.1	$24.1	$62.3
Add back
Depreciation and Amortization	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$0.1	$1.1	$0.4	$0.3
Non-Cash Compensation	$0.6	$0.5	$0.5	$1.2	$0.8	$0.7	$0.7	$1.0	$2.8	$2.2
Impairment	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$1.4	$0.0	$0.0
Equity in the Loss of AMSO/GEUK	$0.1	$0.1	$0.1	$0.2	$0.1	$(0.4)	$0.2	$0.1	$0.4	$(0.1)
Adjusted EBITDA	$(2.4)	$4.7	$18.1	$7.3	$28.0	$12.2	$24.5	$26.6	$27.8	$64.7

Non-GAAP Reconciliation - GRE

(in millions)	1Q22	2Q22	3Q22
Income (loss) from Operations	$30.2	$14.4	$27.4
Add back
Depreciation and Amortization	$0.1	$0.1	$0.1
Stock-based Compensation	$0.2	$0.2	$0.2
Impairment	$0.0	$0.0	$0.0
Equity in the income of equity method investee	$0.0	$0.0	$0.0
Adjusted EBITDA	$30.5	$14.7	$27.7

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